March 28, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     Pursuant to the requirements of the Securities and Exchange Act of 1934, we are transmitting herewith the attached Form 10-K.

                                   Very truly yours,

                                   Handex Corporation

                                   By:  /s/ John T. St. James
                                       --------------------------
                                        John T. St. James
                                        Vice President, Treasurer